UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 21, 2021

EVOLVING SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (IRS Employer Identification No.)

9800 Pyramid Court, Suite 400 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EVOL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On December 21, 2021, Evolving Systems, Inc. (“Evolving Systems” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) to vote on the following matters:

1.	To approve the sale and transfer of substantially all of the direct and indirect operating subsidiaries of Evolving Systems and all of its assets (the “Sale”) to ETI-NET, Inc., a Quebec corporation (“ETI-NET”), Said Hini, an individual (“Hini”), and Investissements RIV Europe Limitee, a Quebec corporation (“IRE” and, together with Hini and ETI-NET, “Buyers”) pursuant to that certain Equity Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Holdings Ltd. and Buyers (the “Equity Purchase Agreement”), that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems NC, Inc. and ETI-NET (the “US Software Purchase Agreement”), and that certain Software Purchase Agreement dated October 15, 2021, by and among Evolving Systems, Evolving Systems Limited and ETI-NET (the “UK Software Purchase Agreement” and together with the US Software Purchase Agreement and the Equity Purchase Agreement, the “Purchase Agreements”);

2.	To approve, on an advisory (non-binding) basis, certain compensation that may be paid or become payable to Evolving Systems’ named executive officers in connection with the Sale; and

3.	To adjourn the Special Meeting to a later time or date, if necessary or appropriate (as determined in good faith by our board of directors), from time to time, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale.

As of the close of business on November 16, 2021, the record date for the Special Meeting, there were 12,257,715 shares of Evolving Systems’ common stock issued and outstanding and entitled to vote at the Special Meeting. 8,198,726 shares of the Company’s common stock were represented in person or by proxy at the Special Meeting, constituting a quorum. A summary of the voting results for the proposals is set forth below:

Proposal 1: Approval of the Sale:

The Company’s stockholders voted to approve the Sale. The following are tabulated votes “For” and “Against” the Sale, as well as the number of “Abstentions”:

For	Against	Abstained
7,703,721	483,994	11,011

Proposal 2: Approval, on an Advisory (Non-Binding) Basis, of Compensation that may be Payable to Certain Named Executive Officers in Connection with the Sale

The Company’s stockholders approved on an advisory (non-binding) basis, specified compensation that may be paid or become payable to the named executive officers of the Company in connection with the Sale. The following are the tabulated votes “For” and “Against” this proposal, as well as the number of “Abstentions”:

For	Against	Abstained
7,045,279	972,358	181,089

Proposal 3: Adjournment of the Special Meeting

Because the Company’s stockholders approved the Sale, the vote on the proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to approve the Sale was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2021

Evolving Systems, Inc.

(Registrant)

By:	/s/ Mark P. Szynkowski
Mark P. Szynkowski
Senior Vice President of Finance & Secretary